UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 6, 2007

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

At the Special Meeting of Stockholders held on Tuesday, March 6, 2007, the stockholders of LSB Industries, Inc. (the “Company”) approved the proposed amendments to the Certificate of Designations of its $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 (the “Series 2 Preferred”).

The terms of the Series 2 Preferred originally provided that the holders of Series 2 Preferred have the right to elect two directors to the Company’s board of directors when at least six quarterly dividends on the Series 2 Preferred are in arrears and unpaid. The amendments approved at the Special Meeting provide that such right may be exercised only if and so long as at least 140,000 shares of Series 2 Preferred are issued and outstanding.

The amendments also permit the Company to purchase or otherwise acquire shares of the Company’s common stock for a five year period even though cumulative accrued and unpaid dividends exist on the Series 2 Preferred. The five year period does not commence unless and until the Company completes a tender offer for at least 180,000 shares of the outstanding Series 2 Preferred.

On March 6, 2007, the Certificate of Amendment to the Certificate of Designation of the Series 2 Preferred was filed with the Office of the Delaware Secretary of State in the form approved by the stockholders at the Special Meeting. The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01: Financial Statements And Exhibits.

(c)  Exhibits:

Exhibit
Number       Description

3.1            Certificate of Amendment to Certificate of Designation of $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2
99.1           Press Release, dated March 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2007

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Tony M. Shelby
Executive Vice President-Finance,
Chief Financial Officer